UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

August 31, 2010

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DEVRY INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3005 Highland Parkway Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On August 31, 2010, DeVry Inc. issued a press release announcing that President and CEO Daniel Hamburger discussed the high-quality educational programs offered by DeVry’s institutions while also pledging to continue transparency and accountability in the use of federal financial aid programs at a higher education forum in Chicago today. United States Senator Dick Durbin hosted the roundtable forum to promote a discussion on the role of private-sector higher education in Illinois.

The full text of this press release and Mr. Hamburger’s prepared remarks are included as exhibits to this Form 8-K.

Forward Looking Statements

Certain statements contained in this Form 8-K and related press release, including those that affect DeVry’s expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “foresees,” “intends,” “plans” or other words or phrases of similar import.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause DeVry’s actual results to differ materially from those projected or implied by these forward-looking statements.  Additional information regarding factors that could cause results to differ can be found in DeVry’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

These forward-looking statements are based on information as of August 31, 2010, and DeVry assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Item 9.01	Financial Statements and Exhibits
99.1	Press Release dated August 31, 2010
99.2	Daniel Hamburger, President and CEO of DeVry Inc., written testimony to Senator Durbin Forum on Higher Education, August 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY INC.
(Registrant)

Date:	August 31, 2010	By:	/s/ Richard M. Gunst
Richard M. Gunst
Senior Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 31, 2010
99.2	Daniel Hamburger, President and CEO of DeVry Inc., written testimony to Senator Durbin Forum on Higher Education, August 31, 2010